Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DraftKings Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 239516) of DraftKings Inc. of our report dated February 26, 2021, except for Note 2, as to which is dated May 3, 2021 relating to the consolidated financial statements which appear in this Form 10-K, as amended.

/s/ BDO USA, LLP

Boston, Massachusetts

May 3, 2021